Exhibit 99.1
DELTA PETROLEUM CORPORATION
Roger A. Parker, Chairman and CEO
John R. Wallace, President and COO
Kevin K. Nanke, Treasurer and CFO
Broc Richardson, VP of Corporate Development and IR
370 17th Street, Suite 4300
Denver, Colorado 80202
For Immediate Release
DELTA PETROLEUM CORPORATION ANNOUNCES STRATEGIC
INVESTMENT IN COMPANY BY TRACINDA CORPORATION
TRACINDA TO INVEST $684 MILLION TO ACQUIRE 35% OF COMPANY
     DENVER, Colorado and LOS ANGELES, California (December 31, 2007) – Delta Petroleum Corporation (NASDAQ Global Market: DPTR), an independent energy exploration and development company (“Delta” or the “Company”) has entered into a strategic financing agreement with Tracinda Corporation (“Tracinda”), a private investment corporation wholly-owned by Kirk Kerkorian. Under the agreement, Tracinda will invest $684 million to acquire common stock from the Company at $19.00 per share, which represents a 23 percent premium to the price at the market close as of December 28, 2007 and a 26 percent premium to Delta’s 30 day trading average.
     This transaction will allow Delta Petroleum to accelerate development drilling activities in its core areas, including the Piceance and Paradox Basins. Additional pipeline expansion projects in the Piceance Basin will support Delta’s anticipated increased production and reserve growth generated by an accelerated drilling program. Recently announced successes in the Greentown area of the Paradox Basin also justify an accelerated drilling program to exploit the Company’s large acreage position.
     This transaction will also provide Delta significant financial flexibility to fund the Company’s long-term drilling programs and allow for increased acquisition activity, consistent with Delta’s strategy to pursue complementary acreage and working interest acquisitions in the Company’s core areas.
     Roger Parker, Chairman and CEO of Delta, said, “We are very pleased to have Tracinda Corporation as an investor and strategic partner in Delta. This transaction will provide the means to significantly increase the present value of our vast resource potential. The additional capital provides Delta the financial flexibility and wherewithal to grow the Company to new levels. We are very enthusiastic about the future for Delta.”
     Tracinda Corporation said, “We are very pleased to enter into this long-term partnership with Delta Petroleum and its highly regarded management team. Under Roger’s leadership, Delta Petroleum has become a very important company in the industry, with valuable resource plays, a strong asset base and well-positioned exploration projects that we believe hold significant growth potential. Our investment will provide the company with the capital to accelerate its exploration activities, while giving Tracinda and all Delta Petroleum shareholders the ability to realize value from its growth going forward.”
Summary of the Tracinda Transaction
     Under the agreement, which the Delta board of directors has unanimously approved, Tracinda has agreed to purchase 36 million primary shares of Delta common stock for $19.00 per share. This investment represents approximately 35 percent ownership for Tracinda on a fully-diluted basis. Tracinda will have the right to nominate members to Delta’s board of directors on a pro rata basis reflecting its share ownership, which will initially be one-third of Delta’s board of directors. The transaction is subject to a 30-day due diligence period and will be submitted to Delta stockholders for approval at a meeting planned for February 2008.
     Morgan Stanley & Co. Incorporated and Merrill Lynch & Co. represented Delta in this transaction. Brownstein Hyatt Farber Schreck and Davis Graham & Stubbs LLP acted as legal counsel to Delta.
     Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP acted as legal counsel to Tracinda in the transaction.
Conference Call Today, Monday, December 31st
     Delta management will hold a conference call at 11:00 am EST today, Monday, December 31, 2007 to discuss the transaction.
     Shareholders and other interested parties may participate in the conference call by dialing 800-299-7635 (international participants dial 617-786-2901) and referencing the ID code 65532990, a few minutes before 11:00 am EST on December 31, 2007. The call will also be broadcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=117007&eventID=1731141 and can be accessed through the Company’s website at http://www.deltapetro.com/eventscalendar.html. A replay of the conference call will be available two hours after the completion of the conference call from December 31, 2007 until January 7, 2008 by dialing 888-286-8010 (international participants dial 617-801-6888) and entering the conference ID 46631947.
About Delta Petroleum Corporation
     Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company’s core areas of operations are the Gulf Coast and Rocky Mountain regions, which comprise the majority of its proved reserves, production and long-term growth prospects. The Company has a significant drilling inventory that consists of proved and unproved locations, the majority of which are located in its Rocky Mountain development projects. Its common stock is traded on the NASDAQ Global Market under the symbol “DPTR.”

About Tracinda Corporation
     Tracinda is a privately held Nevada corporation wholly-owned by Mr. Kerkorian. Tracinda’s principal business is buying, selling and holding selected equity securities. Mr. Kerkorian has served as Chief Executive Officer, President and sole director and stockholder of Tracinda for more than the past five years.
In connection with the proposed transaction, Delta will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF DELTA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Delta Petroleum Corp. 370 17th Street, Suite 4300, Denver, CO 80202 (Telephone: 303.293.9133). In addition, documents filed with the SEC by Delta are available free of charge at the SEC’s web site at www.sec.gov. Delta and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Delta’s stockholders in connection with the transaction, and may have interests which may be different than those of Delta stockholders generally. Information regarding the interests of such directors and executive officers is included in Delta’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Delta’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations, Delta Petroleum Corp. 370 17th Street, Suite 4300, Denver CO (Telephone: 303.293.9133).
     Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections, but involve risks and uncertainty, including without limitation, uncertainties in the projection of future rates of production, unanticipated recovery or production problems, unanticipated results from wells being drilled or completed, the effects of delays in completion of gas gathering systems, pipelines and processing facilities, as well as general market conditions, competition and pricing. Please refer to the Company’s report on Form 10-K for the fiscal year ended December 31, 2006 and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
For Delta Petroleum:
For further information contact the Company at (303) 293-9133 or via email at info@deltapetro.com
OR
RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at
info@rjfalkner.com

For Tracinda Corporation:
Tom Johnson / Winnie Lerner
Abernathy MacGregor Group
212/371-5999
SOURCE: Delta Petroleum Corporation